Exhibit 10.2

First Amendment to the Amgen Inc. Amended and Restated
2009 Equity Incentive Plan

The Amgen Inc. Amended and Restated Equity Incentive Plan (the “Plan”) is hereby amended, effective as of March 4, 2015, as follows:

1.	Article I shall be revised by replacing references to “the Board, Employees, and Consultants” in such Article I with “the Board and Employees”.

2.	Section 2.14 (“Consultant”) shall be deleted in its entirety and Sections 2.15 through and including Section 2.18 shall be renumbered to reflect such deletion.

3.	The following new Section 2.19 shall be added:

2.19
“Eligible Employee” shall mean an Employee described in subsection (a) of this Section who is not excluded under subsection (b). An individual’s status as an Eligible Employee shall be determined by the Company or the related Affiliate, if applicable, based on how the Company or the related Affiliate, if applicable, treats the individual.

(a)
Included Employees. Unless excluded under (b) below, an individual regarded by the Company or the related Affiliate, if applicable, as a regular Employee working twenty (20) or more hours per week or an Employee on an authorized leave of absence, as determined by the Company or the related Affiliate, as applicable, who customarily worked twenty (20) or more hours per week before going on leave.

(b)	Excluded Employees. An Employee shall not be an Eligible Employee for any period in which the Company or the related Affiliate, if applicable, regards the Employee as:

(i)	not on the payroll of the Company or Affiliate, if applicable, even though such person may be deemed, for any reason, to be an Employee;

(ii)	a “leased employee” within the meaning of Section 414(n) of the Code with respect to the Employer; or

(iii)	a “temporary employee,” “independent contractor,” or “consultant,” regardless of how long the person actually works for the Company or the related Affiliate, if applicable.

4.	The definition “Eligible Individual” shall deleted in its entirety and replaced with the following:

“Eligible Individual” shall mean any person who is an Eligible Employee or a Non-Employee Director, as determined by the Committee.

5.	The definition “Employee” shall deleted in its entirety and replaced with the following:

“Employee” shall mean an individual regarded by the Company or any Affiliate as its employee, as evidenced by the Company’s, or such subsidiary corporation’s withholding of any income tax (including federal state and local taxes), social insurance, payroll tax, payment on account or other tax-related obligations from such person’s wages or other cash compensation. If, during any period, the Company or any Affiliate has not regarded an individual as an Employee and, for that reason, has not withheld income tax (including federal state and local taxes), social insurance, payroll tax, payment on account or other tax-related obligations with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.

6.	Section 2.31 shall be revised by deleting the words “Non-Employee Directors and Consultants” and replacing them with “Non-Employee Directors”.

7.	Sub-section (a) of Section 2.52 (“Termination of Service”) shall deleted in its entirety and replaced with “(a) Reserved”

8.	Section 4.5 (At-Will Employment) shall revised by deleting the words “Director or Consultant” and replacing them with “Director”.

9.	Section 4.6 (Foreign Holders) shall revised by deleting the words “Employees, Non-Employee Directors or Consultants” and replacing them with “Employees or Non-Employee Directors”.

10.
Section 9.8 (Exercise upon Termination of Service) shall revised by deleting the words “Employee, Director or Consultant” and replacing them with “Employee, Director or Consultant” and replacing them with “Employee or Director”.

11.	Section 13.6 (Effect of Plan upon Other Compensation Plans) shall revised by deleting the words “Employees, Directors or Consultants” and replacing them with “Employees or Directors”.

I hereby certify that the foregoing First Amendment to the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan was duly adopted by the Compensation and Management Development Committee of the Board of Directors of Amgen Inc. on March 4, 2015.

Executed this 10th day of March, 2015.

By    /s/ David J. Scott
Name:    David J. Scott
Title:    Senior Vice President, General
Counsel and Secretary

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